THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES
        LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY
    APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY
      TO COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER
               ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE.



                                                                           PAW-1


                                PLACEMENT AGENT

                              WARRANT TO PURCHASE

                                  COMMON STOCK

                                       OF

                      JACOBSON RESONANCE ENTERPRISES, INC.
            (formerly known as Pioneer Services International, Ltd.)


         This is to certify that __________________________________, (the
"Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase ___________________________________________ shares (the
"Common Shares") of Common Stock, $.001 par value per share (the "Common Stock"), of JACOBSON RESONANCE ENTERPRISES, INC. (formerly known as Pioneer Services International, Ltd.), a Nevada corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the exercise price of each share purchased, either in cash or by certified or bank cashier's check or other check payable to the order of the Company. This Warrant is issued in connection with Holder's services rendered relating to the Company's private placement of Units, pursuant to its Confidential Private Placement Memorandum dated June 8, 1998 (the "Private Offering").

Exercise
--------

         The purchase rights represented by this Warrant are exercisable at a price per Common Share of Thirty Five Cents ($0.35), beginning September 30, 1998 and terminating at 5:00 p.m., on the date which is four (4) years thereafter, subject to adjustment as hereinafter provided.

         The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

         The Company agrees at all times to take appropriate action to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding. The Company agrees to obtain any authorization required from its shareholders in order to amend its Articles of Incorporation to increase the authorized capitalization to permit the exercise of this Warrant and other Warrants of like tenor.

No Shareholder Rights
---------------------

         This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

Adjustments
-----------

         The number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price shall be subject to adjustments from time to time as follows:

         If the Company shall at any time prior to the expiration of this Warrant subdivide or combine its Common Stock, by forward or reverse stock split or otherwise, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Common Shares issuable upon exercise of this Warrant shall forthwith be proportionately increased or decreased. Appropriate adjustments shall also be made to the per share purchase price, but the aggregate purchase price payable for the total number of Common Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. The good faith determination of the Company's Board of Directors in connection with any adjustment required under this paragraph.

         In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company or in the event of any sale of all or substantially all of the Company's assets or any merger, consolidation or restructuring to which the Company is a party in which the Company's stockholders before the transaction or series of transactions hold 50% or more of the voting power of the surviving entity immediately after the transaction or series of transactions (other than as a result of a subdivision, combination or stock dividend provided for above), lawful provision shall be made, and duly executed documents evidencing the same shall be made and shall be delivered to the Holder in substitution for the Holder's rights under this Warrant, so that the Holder shall have the right at any time and from time to time prior to the expiration of this Warrant to purchase at a total price equal to that payable upon exercise of this Warrant immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable in connection with such reclassification, reorganization or change by a Holder of same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall hereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustment shall be made to the purchase price per Common Share payable hereunder, provided the aggregate purchase price shall remain the same. The good faith determination of the Company's Board of Directors in connection with any adjustment required under this paragraph.

         In the event of dissolution, liquidation, merger or combination of the Company in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, until 5:00 p.m. Company time, on the day prior to the effective date of such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part, to the extent that it shall not have theretofore been exercised.

         Upon any adjustments of the number of Common Shares issuable upon exercise of this Warrant or the purchase price pursuant to this paragraph, the Company within thirty (30) days thereafter shall cause to be prepared a certificate of the Chief Financial or Accounting Officer of the Company setting forth the number of Common Shares issuable upon exercise of this Warrant and the purchase price after such adjustments, and setting forth in reasonable detail the method of calculation used and cause a copy of such certificate to be mailed to the Holder of the Warrant.

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

Registration of Common Shares
-----------------------------

         The Company has agreed to use its "best efforts" to file a registration statement (the "Registration Statement") under the Act within six months following completion or termination of the Private Offering. Such Registration Statement shall cover the shares of Common Stock issuable upon exercise of this Warrant. The Company has agreed to pay the costs and expenses incident to the issuance, offer, sale and delivery of the Common Shares, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and prospectus and related exhibits, amendments and supplements thereto. However, the Company will not pay selling commissions and expenses associated with the Holder's sale of Common Shares, nor shall the Company pay transfer taxes in connection with such sale of the Common Shares or fees and expenses of the Holder's counsel. In connection with the Company's registration of the Common Shares issuable upon exercise of this Warrant, the Company has agreed to indemnify the Holder against civil liabilities including liabilities under the Securities Act of 1933.

         The foregoing notwithstanding, the Holder hereby agrees to abide by any "lock-up" period restricting the sale or other disposition of the Shares, including restrictions imposed by (i) the National Association of Securities Dealers ("NASD"), or (ii) any national exchange including the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as a condition of listing.

         As a condition to the Company's registration of the Common Shares issuable upon exercise of this Warrant, the Holder will be required to furnish certain information to the Company and to indemnify the Company against certain civil liabilities, including liabilities arising under the Act with respect to such information. There can be no assurance that the Registration Statement will become effective under the Act.

Redemption of Warrants
----------------------

         Commencing one year from the date hereof, the Company may, at its option, call this Warrant for redemption, at a price of $.01 per Warrant evidenced hereby; provided, that the Company's right of redemption may be exercised only if the closing bid price for the Company's Common Stock is $1.125 per share or more for 20 successive trading days. The Company will notify the Holder, in writing, of the Company's intent to redeem this Warrant, specifying the date fixed for redemption. The Holder of this Warrant shall be entitled to exercise this Warrant until 5:00 p.m., Company time, on the date prior to the date fixed for redemption. After the day prior to the date fixed for redemption, this Warrant may no longer be exercised and the Holder's sole entitlement shall be to receive the redemption price set forth above.

Miscellaneous
-------------

         The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

                  (a) the completion of any registration or other qualification of such Common Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

                  (b) the obtaining of any approval or other clearance from any federal or state government agency which is necessary;

                  (c) the obtaining from the registered owner of the Warrant a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

                  (d) the placing on the certificate of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Warrant and the related, Common Shares have not been registered under the Act to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION OR AN OPINION OF COUNSEL
         SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT
         REQUIRED.

         The Company may make any changes or corrections in this Warrant (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that it may deem necessary or desirable and which shall not adversely affect the interests of the Holder; provided, however, that this Warrant shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Holder of not less than 50% of the aggregate number of warrants issued in connection with the Private Offering that are then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or any increase in the purchase price therefor, or any shortening of the Warrant exercise period shall be made without the consent in writing of the Holders representing such Warrant, other than such changes as are specifically prescribed by this Warrant.

         The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

                                        JACOBSON RESONANCE
                                        ENTERPRISES, INC.


                                        BY:/s/
                                           ---------------------------------
                                           Dr. Jerry I. Jacobson, President

Dated:
       -------